UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DayStar Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPY

Santa Clara, CA

August [    ], 2008

2972 Stender Way

Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 22, 2008

To our Stockholders:

The 2008 Annual Meeting of Stockholders of DayStar Technologies, Inc. (the “Company”) will be held beginning at 11:00 a.m. local time on September 22, 2008 at 7777 Gateway Blvd., Newark, California for the following purposes:

1. To elect six directors of the Company to hold office until the 2009 Annual Meeting of Stockholders.

2. To approve the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 120,000,000;

3. To approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan;

4. To ratify the selection by the Audit Committee of the Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2008; and

5. To consider and vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 14, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record at the close of business on August 14, 2008 of the Company’s common stock, par value $0.01 per share (the “Common Stock”), are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, during ordinary business hours, for a period of ten days prior to the meeting at the Company’s principal place of business at 2972 Stender Way, Santa Clara, CA 95054. The accompanying form of proxy is solicited by the Board of Directors of the Company.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. VOTES WILL BE TABULATED BY THE INSPECTOR OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF LAW.

By order of the Board of Directors,

William Steckel Secretary

2972 Stender Way

Santa Clara, CA 95054

PROXY STATEMENT

2008 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DayStar Technologies, Inc. (the “Company”) of proxies to be voted at the 2008 Annual Meeting of Stockholders of the Company to be held beginning at 11:00 a.m. local time on September 22, 2008, at 7777 Gateway Blvd., Newark, California, and at any adjournments or postponements thereof. The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the stockholder. If no instructions to the contrary are given, and the stockholder has not abstained, shares will be voted FOR the election of the six director nominees to serve for the ensuing year and until their successors are elected, FOR the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000, FOR the amendment and restatement of the Company’s 2006 Equity Incentive Plan and FOR ratification of the selection of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2008. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting.

We will pay for the entire cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by internet, electronic mail, telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. The Company intends to mail this proxy statement and accompanying proxy card on or about August [    ], 2008, to all stockholders of record entitled to vote at the Annual Meeting.

VOTING

The Board of Directors has fixed the close of business on August 14, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were [            ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately [            ] stockholders of record and beneficial holders. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or combined annual report and Form 10-KSB of the Company for the year ended December 31, 2007 (the “Annual Report to Stockholders”) may have been sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Christopher T. Lail or A. Renée Sutton, Esq., DayStar Technologies, Inc., 13 Corporate Drive, Halfmoon, New York 12065; by email clail@daystartech.com or rsutton@daystartech.com; or by telephone: (518) 383-4600 x 427 or x423. Any stockholder who would like to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may so designate on their proxy card at the time of voting. The stockholder can also contact the Company directly at (408) 907-4600 or (518) 383-4600 x427 or 423.

ANNUAL REPORT AND PROXY MATERIALS

The Annual Report to Stockholders is enclosed with this Proxy Statement. This Proxy Statement and the Company’s 2007 Annual Report can also be accessed on our website at www.daystartech.com by selecting the link “Investors” and then the link “SEC Filings” or at www.proxyvote.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. In order to save on the costs of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources, we have elected to adopt the notice and access form of proxy distribution for the 2009 Annual Meeting. Under this method, you will receive a notice in the mail about electronic or paper copies, and will then need to respond if you want paper copies mailed to you in 2009. Stockholders who wish to enroll in the electronic proxy and annual report access service for future annual meetings may register online at www.proxyvote.com or indicate your preference in the material election portion of your ballot. This year’s proxy materials will also include an insert providing more information about the notice and access proxy solicitation process.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons for election as directors to serve one year terms, which expire at the Annual Meeting of Stockholders in 2009, or until their respective successors are elected and qualified:

Randolph A. Graves, Jr., Chairman

Stephan J. DeLuca, Chief Executive Officer

Robert G. Aldrich

Kevin S. Flannery

Richard Nevins

Scott M. Schecter

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting, or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by Stephan J. DeLuca and William Steckel, the proxy holders named on the enclosed proxy card, or by the current Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. All nominees have been recommended for nomination by the Nominating and Governance Committee of the Company’s Board of Directors, and there were no stockholder nominations for director for the 2008 Annual Meeting.

The Board of Directors recommends a vote FOR the election of Messrs. Graves, DeLuca, Aldrich, Flannery, Nevins, and Schecter.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors.

Name	Age	Position(s)	Director Since	Expiration of Current Term
Randolph A. Graves, Jr.(2)(3)	69	Chairman	2003	2008
Stephan J. DeLuca	53	Director and Chief Executive Officer	2006	2008
Robert G. Aldrich(1)(2)	68	Director	2003	2008
Kevin S. Flannery(1)	63	Director	2007	2008
Richard Nevins(3)	61	Director	2007	2008
Scott M. Schecter(1)	51	Director	2005	2008

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Directors

Randolph A. Graves, Jr. Dr. Graves was appointed Chairman of the Board on January 22, 2007. He joined us as a director in October 2003 and has served as our Lead Director from October 2006 to April 2008. From 1991 to 2005, Dr. Graves served as Executive Consultant with Graves Technology Inc., a consulting and design company and since 2002 has served as the acting Chief Financial Officer of Eurotech, Ltd., a public company that acquires, develops, and markets chemical and electronic technologies and products for use in environmental and security markets. Dr. Graves previously served as Eurotech’s Chairman and Chief Executive Officer, and prior to joining Eurotech was the President of Graves Technology, Inc. Dr. Graves was formerly the President and Chief Executive Officer of Mosaic Multisoft Corp., a Research Leader at NASA Langley Research Center, and Director, Aerodynamics Division, at NASA headquarters in Washington, D.C. Dr. Graves received his B.S. and M.S. degrees from Virginia Polytechnic Institute and State University, his Master of Management from Stanford University’s Graduate School of Business, and his D.Sc. from George Washington University.

Stephan J. DeLuca. Dr. DeLuca has served as our Chief Executive Officer since November 2006 and as a director since October 2006. Dr. DeLuca joined us in April 2006 as our Chief Operating Officer. From January 2001 to April 2006, Dr. DeLuca was Vice President, Worldwide Sales and Business Development for INFICON Holding AG, a leading developer, manufacturer, and supplier of innovative vacuum instrumentation, critical sensor technologies, and process control software for the semiconductor and related industries. Dr. DeLuca joined INFICON in January 1991 as Product Manager for Gas Analysis products. In 1994, he assumed responsibility for the start up of INFICON’s Environmental Health and Safety business unit, and from May 2000 through December 2002 he managed INFICON’s Asia Sales operations, based in Taiwan. Dr. DeLuca holds a Ph.D. in Applied Chemistry from the Colorado School of Mines, an MBA from Syracuse University, an MS in Geochemistry from the Colorado School of Mines, and a B.A. in Chemistry from University of California, San Diego.

Robert G. Aldrich. Dr. Aldrich joined us as a director in October 2003. Since 1995, Dr. Aldrich has provided executive and consulting assistance to identify and develop business opportunities arising from globalization, technology, environmental quality, and energy deregulation. From September 2000 to 2005, he served as Chief Executive Officer of Dirigo Energy, Inc., an energy-related risk management company. Other assignments during 2000 to 2005, included serving as a director and interim President of TTI Technologies, Inc., a developer of solid waste fluidized bed combustion systems; Chairman of Burstpower, Inc., a developer of ultracapacitor energy storage products; President, Commercial Operations, Solo Energy Corporation, a catalytic microturbine developer; and resident executive, leadership and management training, for the Onshore Oil Company of Abu Dhabi, United Arab Emirates, a company that explores, drills, develops and exports crude oil. Dr. Aldrich served from 1992 to 1995 as Vice President and Group Vice President, Electric Power Research Institute. Since 1992 he has been a member of the American Management Association’s International Council. From 1993 to 1995, he was a director of Ramtron, a public company developing non-volatile memory chips. Dr. Aldrich holds a Ph.D. in Solid State Science and Technology from Syracuse University and a Bachelor in Metallurgical Engineering from Rensselaer Polytechnic Institute.

Kevin S. Flannery. Mr. Flannery joined us as a director in March 2007. Since 1992, Mr. Flannery has served as President and Chief Executive Officer of Whelan Financial Corporation, a crisis management and consulting firm. He is also Chairman and Chief Execution Officer of Rehrig United Inc., a manufacturing company in Richmond, Virginia. He was Chairman of the Board and Chief Executive Officer of RoweCom, Inc. a provider of service and e-commerce solutions for purchasing and managing print and e-content knowledge resources, from April 2002 to October 2004, and Chairman of the Board and Chief Executive Officer of Telespectrum Worldwide a telemarketing and customer service company, from May 2002 to August 2004. From 1976 to 1991, Mr. Flannery was a Senior Managing Director of Bear, Stearns & Co., a global investment bank and securities trading and brokerage firm. He also currently serves as Chairman of the Board of FPM Heat Treating LLC, a leading provider of heat treat processes; Vice Chairman of the Board of Texas Petrochemicals Inc., a chemical company; and as a Director of Luxfer Holdings PLC, a manufacture of high performance engineering materials, and Particle Drilling Technologies, Inc., an oilfield service and technology company.

Richard Nevins. Mr. Nevins joined us as a director in November 2007. In May 2008, he rejoined Jefferies & Company, Inc. as a Managing Director in the Corporate Finance Division. He currently serves as a director for InSight Health Services Corp., national provider of diagnostic imaging services; Aurora Trailer Holdings, a provider of services to the nationwide network of distributors; and SPELL C LLC, a licensing services company and subsidiary of The Cherokee Group. He was previously interim Chief Executive Officer for InSight Health Services from August 2007 to May 2008. From 1998 to July 2007, he served as Managing Director and co-head of the Recapitalization and Restructuring Group of Jefferies & Company, Inc., a full service investment bank, where he established and led the international recapitalization and restructuring team in London from 2004 until he retired from Jefferies in 2007. Prior to his tenure at Jefferies & Company, Mr. Nevins served in several leadership positions as a director, financial advisor, and corporate executive. Mr. Nevins holds an MBA from the Stanford Graduate School of Business and a Bachelor of Arts in Economics from the University of California, Riverside.

Scott M. Schecter. Mr. Schecter joined us as a director in January 2005. Since April 2005, Mr. Schecter has served as the Chief Financial Officer of HydroGen Corporation, a company in the business of designing and manufacturing air-cooled Phosphoric Acid Fuel Cell power generation systems and is currently serving as a director of bieMEDIA, LLC, a media design, production, distribution and technology company. From 1994 to 2004, Mr. Schecter served as Vice President, Chief Financial Officer, and Treasurer of Fuel Tech, Inc., a technology company which develops, commercializes and applies state-of-the-art proprietary technologies for air pollution control. He also served as Chief Financial Officer from 1995 through 1999 of Clean Diesel Technologies, Inc., a publicly traded development stage company in the specialty chemical business. In 1990, Mr. Schecter participated in a management buyout of American Vision Centers, Inc., a consumer products company, and served as that company’s Senior Vice President and Chief Financial Officer through January 1994. He received his Bachelor of Science degree in Accounting with Distinction from State University of New York at Albany and an MBA with a double major in Finance and Entrepreneurial Management from The Wharton School, University of Pennsylvania. Mr. Schecter is a certified public accountant.

PROPOSAL NO. 2

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000

The Board of Directors is seeking stockholder approval to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) by approving the proposed Certificate of Amendment (the “Certificate of Amendment”), a copy of which is included as Appendix A. The Certificate of Amendment increases the number of shares of Common Stock the Company is authorized to issue from 60,000,000 to 120,000,000. There are no substantive changes being proposed to the terms, conditions, rights or privileges of the Company’s outstanding Common Stock.

The number of shares of Common Stock outstanding as of August 1, 2008, was 33,362,862. As of August 1, 2008, the number of shares of Common Stock reserved for issuance pursuant to the 2003 Equity Incentive Plan was 1,050,000 and the number of shares of Common Stock reserved for issuance pursuant to the 2006 Equity Incentive Plan was 10,500,000. As of August 1, 2008, the Company has outstanding warrants issued to the public, consultants and investors covering 5,811,711 shares of Common Stock.

Reasons for the Proposed Changes to the Certificate of Incorporation

Presently, the Company is authorized to issue 60,000,000 shares of Common Stock. Although at present the Board of Directors has no specific plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products. In order to support the Company’s projected need and timetable for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of Common Stock the Company is authorized to issue should be increased to 120,000,000. This increase is set forth in the Certificate of Amendment.

If this proposal is adopted, no substantive change will occur to the terms, conditions, rights or privileges afforded to the Company or its stockholders by the Certificate of Incorporation. However, if the Company issues the additional shares of stock authorized, the stockholders may experience substantial dilution. The Company has no authorized and unissued shares of Common Stock reserved for any specific use that will be available for future issuances, although the additional shares of Common Stock could be used by the Company pursuant to the “poison pill” that was adopted in May 2008 to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. The Board could also strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of a proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

Even if this proposal is adopted, the Company will be required to obtain stockholder approval prior to the issuance of authorized stock, in certain circumstances, including if (1) the issuance would result in a change of control of the Company, (2) shares are issued to purchase the stock or assets of another company if a director, officer or substantial stockholder of the Company had a 5% or greater interest (or such persons had collectively a 10% or greater interest) in the company or assets to be acquired, or in consideration to be paid in the transaction, and certain other conditions applied, (3) greater than 20% of the Company’s common stock or voting power outstanding prior to the issuance of shares is issued, and (4) if shares are issued pursuant to a new or amended employee option plan.

Vote Required

Adoption of the proposed Certificate of Amendment requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Text of Proposed Amendment and Restatement; Effectiveness

The text of the proposed Certificate of Amendment is set forth in Appendix A to this Proxy Statement. If adopted by the stockholders, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

The Board of Directors recommends a vote FOR the amendment of the Company’s Certificate of Incorporation.

PROPOSAL NO. 3

APPROVAL OF AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

On August 1, 2008, our Board approved amendments to the DayStar Technologies, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) and the incorporation of such amendments into an Amended and Restated 2006 Equity Incentive Plan (the “2006 Amended Plan”), subject to approval by our stockholders. The 2006 Plan was originally adopted by the Board on March 29, 2006 and was originally approved by the stockholders on June 19, 2006. In addition to updating the 2006 Plan for clarity, ease of administration, and compliance with recent developments in applicable laws, we have amended the 2006 Plan to provide for, and submit for your consideration, the following key amendments as incorporated in the 2006 Amended Plan:

•

An increase in the number of shares of common stock that may be issued under the 2006 Amended Plan of 450,000 shares. These additional shares will increase the total shares of common stock reserved for issuance under the 2006 Amended Plan to an aggregate of 10,950,000 shares, for a total of 12,000,000 shares reserved under both of our outstanding stock plans. Currently, under the 2006 Plan, the share reserve is 17.5% of the Company’s authorized common shares (that is, 10,500,000 shares). We believe that replacing the percentage formula with a hard-wired number provides clarity to our stockholders. In addition, after forecasting our anticipated growth rate for the next few years, we believe that the total of 12 million shares under all of our stock plans (which aggregate reserve includes, as of June 30, 2008, approximately 5,269,145 shares that are subject to outstanding awards) will be sufficient for at least two years’ worth of equity grants under our current compensation program. We anticipate returning to stockholders for additional shares in fiscal 2010.

•

The 2006 Amended Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, we will not have the authority to reduce the exercise price of any outstanding stock options and stock appreciation rights under the 2006 Amended Plan or to cancel any outstanding stock options and stock appreciation rights under the 2006 Amended Plan in exchange for the grant of other stock awards in a manner that would constitute a repricing under current accounting rules.

•

The 2006 Amended Plan will provide us with increased flexibility to design equity and cash incentives that satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, consistent with market expectations on pay for performance and tax deductibility of compensation. Toward that end, in any calendar year, no employee may be granted under the 2006 Amended Plan (i) options or stock appreciation rights covering more than 1,200,000 shares of our common stock, (ii) full value performance stock awards covering more than 1,200,000 shares of our common stock or (iii) performance cash awards with a value of more than $5,000,000.

•

The 2006 Amended Plan clarifies that the formula for determining the fair market value of our common stock, consistent with market expectations, is the closing sales price of our common stock on the date of grant or other applicable date.

•	The 2006 Amended Plan will expire in the ordinary course on July 31, 2018.

In this Proposal 3, stockholders are requested to approve the 2006 Amended Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the 2006 Amended Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors of the Company recommends that the Stockholders vote FOR the approval of the 2006 Amended Plan.

Description of the Amended and Restated 2006 Equity Incentive Plan

The material features of the 2006 Amended Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2006 Amended Plan. Stockholders are urged to read the actual text of the 2006 Amended Plan in its entirety, which is appended to this proxy statement as Appendix B.

Purpose

The 2006 Amended Plan is critical to our ongoing effort to build stockholder value through attracting, retaining and motivating key employees, directors and consultants. In recent years, we have encountered significant competition for high caliber talent and we believe we must be prepared to offer equity compensation packages that are competitive and enable us to increase our workforce to support our expanded manufacturing operations and commercialization of our product. Therefore, we are embarking on a carefully considered path to manage the size of our equity compensation program so that we can attract and maintain the most qualified, motivated employees possible to help us grow our business.

Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so stock options provide a strong incentive for individuals to work to grow our business and build stockholder value, and are most attractive to individuals who share our entrepreneurial sprit. We continue to believe that stock options are a vital part of our equity program. However, we recognize that we must responsibly manage the growth of our equity compensation programs, and therefore in the past few years we have been granting some full value awards to our employees, which generally require fewer shares per award to maintain the same economic potential for the award recipients.

Rather than simply ask for an increase in the share reserve of the existing 2006 Plan, we are asking you to approve an amended and restated plan that we believe includes policies and terms that represent the best corporate governance practices designed to protect our stockholders’ interests, including:

•

Continued broad-based eligibility for equity awards. We grant stock options to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•

Stockholder approval is required for additional shares. The 2006 Amended Plan does not contain an annual “evergreen” provision. The 2006 Amended Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Repricing is not allowed. The 2006 Amended Plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

•

Submission of 2006 Amended Plan amendments to stockholders. The 2006 Amended Plan requires stockholder approval for material amendments, including materially increasing the benefits accrued to participants; materially increasing the number of securities which may be issued; materially expanding the class of individuals eligible to participate; or materially extending the term.

Shares Available for Awards

If this Proposal 3 is approved, the total number of shares of our common stock reserved for issuance under the 2006 Amended Plan will be 10,950,000 shares. In requesting approval of this share reserve, we are asking stockholders for a two-year pool of shares to provide a predictable amount of equity for attracting, retaining, and motivating employees as we continue to grow. We are a relatively young company that is growing rapidly, and we believe this number of shares is critical to build the world-class pool of talent necessary to create substantial stockholder value. We believe that once we have reached a more competitive level for our equity compensation program, fewer shares will be necessary to maintain achievement of this objective.

Awards & Eligibility

Under the 2006 Amended Plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-related awards, and performance awards that may be settled in cash, stock, or other property. If the 2006 Amended Plan is approved by our stockholders, all awards granted on or after such approval will be subject to the terms of the 2006 Amended Plan and all outstanding stock awards granted under the 2006 Plan prior to such approval will remain subject to the terms of the 2006 Plan and the terms of the applicable award agreement.

Incentive stock options may be granted under the 2006 Amended Plan only to our employees (including officers) and employees of our affiliates. Our employees (including officers), consultants and directors and employees (including officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2006 Amended Plan. All of our approximately 102 employees, directors and consultants are eligible to participate in the 2006 Amended Plan.

Administration

Our Board of Directors has delegated administration of the 2006 Plan to our Compensation Committee. Under the 2006 Amended Plan, the Compensation Committee would continue to administer such plan. The Board of Directors has also delegated to a stock option committee composed of the Chief Executive Officer or the Chief Financial Officer, in the event the Chief Executive Officer is unavailable, the authority to grant stock options to eligible individuals who are not Section 16 officers subject to grant guidelines established by the Board of Directors. Subject to the terms of the 2006 Amended Plan, the Board of Directors, the Compensation Committee and/or the designated officers will determine award recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting and the exercise or purchase price.

Repricing

The 2006 Amended Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, we will not have the authority to reduce the exercise price of any outstanding stock options and stock appreciation rights under the 2006 Amended Plan or to cancel any outstanding stock options and stock appreciation rights under the 2006 Amended Plan in exchange for the grant of other stock awards in a manner that would constitute a repricing under current accounting rules.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the 2006 Amended Plan will vest at the rate specified in the option agreement.

In general, the term of stock options granted under the 2006 Amended Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death or cause, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option.

If an optionholder’s service relationship with us terminates for cause, the option will generally terminate immediately upon the date of such termination and may not be exercised after the date of termination or service. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2006 Amended Plan may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other approved forms of legal consideration.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2006 Amended Plan is 10,950,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

In addition, no employee may be granted options or stock appreciation rights under the 2006 Amended Plan covering more than 1,200,000 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Restricted stock unit awards will generally be settled by delivery of shares of our common stock, by cash, or by a combination of cash and stock. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Stock appreciation rights will be subject to a vesting schedule determined at grant and will generally be settled in shares of our common stock, in cash or in a combination of the two. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason other than cause, the recipient may generally exercise any vested stock appreciation right up to three months from cessation of service. If a stock appreciation right recipient’s service relationship with us terminates for cause, the stock appreciation right will generally terminate immediately upon the date of such termination.

Performance Awards

The 2006 Amended Plan provides for the grant of performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of specified performance goals. The length of any performance period, the performance goals to be achieved, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee. Performance goals will generally be established not later than 90 days into a performance period. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied. The maximum performance award that may be granted to any individual in a calendar year is 1,200,000 shares of our common stock and $5,000,000.

Performance goals under the 2006 Amended Plan may be based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin; (ix) operating income; (x) income (before or after taxes); (xi) operating income; (xii) operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) capital expenditures; (xxix) debt levels; and (xxx) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors or the Compensation Committee.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2006 Amended Plan. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2006 Amended Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2006 Amended Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse. Stock awards may be subject to additional acceleration of vesting and exercisability upon or after a change in control as provided in the stock award agreements.

Plan Amendments

We may amend or terminate the 2006 Amended Plan at any time, although no amendment or termination of the plan may adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any further amendment to the 2006 Amended Plan as required by applicable law.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2006 Amended Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2006 Amended Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale.

If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition will be included in the optionholder’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2006 Amended Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2006 Amended Plan. If the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered promptly following vesting, or, if delivery is delayed past vesting, upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If delivery occurs on another date, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed under Section 409A of the Code. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2006 Amended Plan is intended to enable us to grant awards that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

2006 Amended Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the 2006 Amended Plan. The following table sets forth information about awards granted under the 2006 Plan in the last fiscal year to our named executive officers, each nominee for election as a director, all current executive officers as a group, all non-employee directors as a group, and all non-executive employees (including all current officers who are not executive officers) as a group. On August 1, 2008, the last reported sales price of our Common Stock on the NASDAQ Capital Market was $3.05.

2006 Plan
Name	Weighted Average Exercise Price of Options ($)	Number of Shares Subject to Options	Value of Restricted Stock Awards ($ per share)(1)	Number of Shares of Restricted Stock
Stephan DeLuca Chief Executive Officer	5.71	170,000	—	—

Raja H. Venkatesh Former Chief Financial Officer*	4.20	585,910	4.20	50,000

Robert E. Weiss Chief Technology Officer	4.94	200,000	4.21	50,000

Robert G. Aldrich Nominee for Election as a Director	4.85	44,500	—	—

Kevin S. Flannery Nominee for Election as a Director	4.72	46,000	—	—

Randolph A. Graves, Jr. Nominee for Election as a Director	4.85	44,500	—	—

Richard Nevins Nominee for Election as a Director	5.45	6,000	—	—

Scott M. Schecter Nominee for Election as a Director	4.76	44,500	—	—

Executive Group	4.63	955,910	4.20	100,000

Non-Executive Director Group	4.81	185,500	—	—

Non-Executive Officer Employee Group	—	—	—	—

*	Mr. Venkatesh resigned as DayStar’s Chief Financial Officer effective on March 14, 2008. On July 31, 2008, all outstanding options held by Mr. Venkatesh expired.
(1)	Reflects the closing price of our Common Stock on the date of grant.

Equity Compensation Plan Information

On June 19, 2006, our stockholders approved the 2006 Plan to enable employees, outside directors and consultants to acquire an equity interest in DayStar. Issuances under the 2006 Plan may be in the form of incentive and non-qualified stock options, restricted stock, stock award units and stock appreciation rights. The 2006 Plan reserves 17.5% (10,500,000 shares) of our authorized common stock for issuance for these purposes; subject to the further restriction that the committee administering the 2006 Plan shall not award grants exceeding 17.5% (5,708,721 shares at December 31, 2007 and 1,369,142 shares at December 31, 2006) of our total issued and outstanding common stock as of and including the grant. Under the 2006 Plan, the term of stock options shall not exceed ten years and incentive stock options shall not be granted with an exercise price of less than 100% of the fair market value of the common stock, and non-qualified stock options shall not be granted with an exercise price of less than 85% of the fair market value of the common stock, both measured at the time of grant.

Grants of incentive and non-qualified stock options, and restricted stock prior to June 19, 2006 were made from our original Equity Incentive Plan adopted in 2003 (the “2003 Plan”).

The following table gives information about our common stock that may be issued upon the exercise of options, warrants or rights under our existing equity compensation plan, consisting of the 2003 and 2006 Equity Incentive Plans. The information in this table is as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available
Equity compensation plans approved by security holders	2,502,158	(1)	$5.36	3,228,051
Equity compensation plans not approved by security holders	—		—	—

Total	2,502,158		$5.36	3,228,051

(1)	Does not include 558,502 and 38,750 shares of restricted stock granted in 2003 and 2005, respectively, under the 2003 Plan to certain of our officers, employees and consultants, and 215,000 and 187,375 shares of restricted stock granted in 2007 and 2006, respectively under the 2006 Plan.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

The Board of Directors recommends a vote FOR the amendment of the Company’s 2006 Equity Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Hein & Associates LLP has audited the Company’s financial statements since 2003. Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hein & Associates LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and 2006, by Hein & Associates LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2007	2006
Audit Fees	$236,345	$128,980
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$236,345	$128,980

Audit services of Hein & Associates LLP for fiscal 2007 and 2006 consisted of the annual examination of our consolidated financial statements, quarterly reviews of the interim financial statements included in our reports on Form 10-QSB, and procedures performed in conjunction with our secondary offering.

Pre-Approval Policies and Procedures.

The Audit Committee’s policy is to approve the audit and non-audit services and the fees related thereto to be provided by Hein & Associates in advance of the service. All of the services described above were approved in advance by the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the selection of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

If a stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2009 Annual Meeting of Stockholders, the proposal must 1) comply with stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing the proposal; and 2) be received by the Company’s Secretary at the Company’s principal executive offices at 2972 Stender Way, Santa Clara, CA 95054 by April [    ], 2009.

If a stockholder wishes to submit a proposal that is not to be included in next year’s proxy materials (including nomination of a director), such stockholder proposal must be submitted in compliance with the Company’s Amended and Restated Bylaws as they are in effect prior to the Annual Meeting. For a stockholder proposal to be timely, a stockholder must cause notice of such proposal be delivered to the Company’s secretary at the principal executive offices of the Company not later than the close of business on June 24, 2009 nor earlier than the close of business on May 25, 2009; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder wishing to communicate with the Board of Directors, or one or more members, may do so by addressing his, her or its written correspondence to DayStar Technologies, Inc., Board of Directors, c/o Secretary. The Company’s Secretary will promptly forward all such communications to the specified addressees.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During 2007, the Board of Directors held 11 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was eligible to attend. The Board of Directors does not currently have a policy with regard to the attendance of board members at its Annual Meeting of stockholders. All members of the Board of Directors attended the last Annual Stockholders meeting in December 2007.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board of Directors has determined that a majority of its directors presently meet the independence standards under the applicable Nasdaq rules. These directors are Messrs. Aldrich, Flannery, Graves, Nevins, and Schecter.

Audit Committee

The Audit Committee currently consists of Messrs. Aldrich, Flannery, and Schecter, with Mr. Schecter serving as Chair. All of the Audit Committee members are currently independent, as defined under the audit committee structure and membership requirements rules applicable to companies listed on the NASDAQ Capital Market. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.daystartech.com. The functions of the Audit Committee include: (a) to review the performance and independence of, to determine the compensation of, and to appoint the Company’s independent public accountants; (b) to review and approve the scope and proposed cost of the yearly audit; (c) to review the financial information provided to stockholders and others; (d) to review the Company’s internal controls; (e) to consult with and review recommendations made by the Company’s independent public accountants with respect to financial statements, financial records and internal controls; and (f) to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met 7 times during 2007.

Compensation Committee

During 2007, the Compensation Committee consisted of Messrs. Aldrich and Graves, and Mrs. Waters with Mr. Aldrich serving as Chair. Mrs. Waters is not standing for re-election at the Annual Meeting, and her term will expire upon the Annual Meeting. The responsibilities of the Compensation Committee include: (a) reviewing and approving the Company’s compensation policies; (b) reviewing and approving the Company’s incentive compensation program, plans, and awards; (c) administering the Company’s incentive plans and other stock or stock-based plans; (d) reviewing and recommending for approval by the Board of Directors general employee compensation and benefit plans on an as-needed basis; (e) reviewing and approving compensation to be awarded to the Chief Executive Officer and other officers and assisting the Board of Directors in establishing annual goals and objectives for the Chief Executive Officer; (f) reviewing trends in executive compensation, overseeing the development of new compensation plans, and when necessary, approving the revision of existing plans; (g) reviewing and approving compensation packages for new executive officers and termination packages for executive officers; and (h) periodically reviewing the compensation paid to non-employee directors. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company and considers management’s proposals regarding stock incentive grants.

In July 2008, the Compensation Committee established a stock option committee to make discretionary option grants from time to time under the 2006 Plan to all eligible individuals other than Section 16 officers. The stock option committee, currently composed of the Chief Executive Officer, or the Chief Financial Officer, if the Chief Executive Officer is not available, has full power and authority to select the eligible individuals (other than Section 16 officers), to determine the number of shares of common stock subject to each grant, and to determine the terms of each grant, subject to limitations set by the Board of Directors. In reviewing compensation decisions for 2007, the Compensation Committee was advised by Radford Consulting, an independent compensation consultant retained by the Compensation Committee in 2006. Radford advised the Compensation Committee regarding compensation trends and market data, which the Compensation Committee considered in making decisions regarding executive compensation for 2007. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website at www.daystartech.com. The Compensation Committee met 3 times during 2007.

Nominating and Governance Committee

During 2007, the Nominating and Governance Committee consisted of Messrs. Graves and Argabright, and Mrs. Waters, with Mrs. Waters serving as Chair. Mr. Argabright did not stand for re-election at the Annual Meeting held in December 2007, and subsequently, Mr. Nevins joined the Nominating and Governance Committee. Mrs. Waters is not standing for re-election at the Annual Meeting, and her term will expire upon the

Annual Meeting. All of the members of the Nominating and Governance Committee are independent, as defined under the rules applicable to companies listed on the NASDAQ Capital Market. The function of the Nominating and Governance Committee is (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the specific needs of the Company and the Board of Directors; (b) ascertaining whether such candidates are “Independent” to the extent required by applicable NASDAQ Capital Market and Securities and Exchange Commission (the “Commission”) regulations; (c) identifying, interviewing, and certifying qualified candidates as potential Board members; (d) proposing nominees for election by the stockholders at the Annual Meeting of Stockholders to the Board; (e) proposing prospective director candidates in the event a vacancy exists or occurs on the Board or upon the occurrence of a change in Board composition requirements to the Board; (f) reviewing, evaluating, interviewing, and certifying candidates nominated by stockholders for election to the Board of Directors; (g) notifying stockholders of the source of candidates proposed for the Board of Directors; (h) reviewing the conduct of Board meetings and the adequacy and timeliness of information provided to Board members for meetings; (i) developing plans regarding the size and composition of the Board and its committees; (j) evaluating Board performance; (k) reviewing and assessing management succession plans for the Board; (l) advising, developing and recommending to the Board a set of corporate governance policies and principles applicable to the Company and reviewing established corporate governance guidelines of the Board at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; (m) assisting the Board in implementing those practices; (n) overseeing the evaluation of the management of the Company; and (o) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management. The Nominating and Governance Committee met two times during 2007.

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.

Candidates whose evaluations are favorable are then recommended by the Nominating and Governance Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Stockholder Nominations for Directors

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at the Company’s principal executive offices. The submission must be received at the Company’s principal executive offices within the timeframe and pursuant to the process set forth above in “Stockholder Proposals and Communications.”

In order to be valid, a stockholder’s notice to the Secretary must comply with the Company’s Amended and Restated Bylaws and set forth (i) the name and address of the stockholder, as they appear on the Company’s books, as well as the stockholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the nominating stockholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating stockholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the stockholder is making the nomination; (viii) a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in the notice; and (ix) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the stockholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

AUDIT COMMITTEE REPORT AND RELATED MATTERS

The information contained in this report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in future filings with, the Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee of the Board of Directors of the Company is composed of three non-employee directors who meet the independence standards defined in Rule 4200(a)(15) under the Marketplace Rules of the NASDAQ and the applicable rules of the Commission. The members of the Audit Committee are Scott M. Schecter, Chair, Robert G. Aldrich, and Kevin S. Flannery. The Audit Committee operates under a written charter adopted by the Board of Directors which can be found under the heading “Audit Committee Charter” on the company website at www.daystartech.com. The Board of Directors has also determined that Mr. Schecter qualifies as an “audit committee financial expert,” as defined in applicable Commission rules. The Board made a qualitative assessment of Mr. Schecter’s level of knowledge and experience based on a number of factors, including his 1) understanding of generally accepted accounting principles and financial statements; 2) ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; and 4) understanding of internal control over financial reporting and audit committee functions. Mr. Schecter’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Hein & Associates LLP, the independent registered public accountants of the Company. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Company’s independent registered public accountants. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the Company’s independent public accountants that firm’s independence and considered whether the non-audit services provided by the Company’s independent public accountants were compatible with maintaining the independence of such independent public accountants.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Commission.

The Audit Committee of the Board of

Directors for 2007

Scott M. Schecter, Chair

Robert G. Aldrich

Kevin S. Flannery

EXECUTIVE OFFICERS

The executive officers of DayStar, their ages, and the position or office held by each, are as follows:

Name	Age	Position(s)
Stephan J. DeLuca	53	Chief Executive Officer and Director
Ratson Morad	51	President and Chief Operating Officer
William Steckel	51	Chief Financial Officer, Treasurer, and Secretary
Robert E. Weiss	52	Chief Technology Officer

Biographical information for our Chief Executive Officer, Stephan J. DeLuca, is contained in the section captioned “Directors” in Proposal 2 of this proxy statement.

Ratson Morad. Mr. Morad has served as our President and Chief Operating Officer since February 2008. From July 2005 to February 2008, Mr. Morad served as Vice President of Engineering and Technology of Solyndra, Inc, a startup company engaged in the development of high efficiency photovoltaics technology. From December 2002 to July 2005, Mr. Morad served as President and Chief Executive Officer at Blue29, a wafer processing startup company in the semiconductor capital equipment industry that was acquired by KLA-Tencor in late 2004. From 1995 to 2002, Mr. Morad held several executive positions at Applied Materials, Inc., a global supplier of manufacturing equipment and services, including Vice President and General Manager of a business division where he led the development and commercialization of new 300mm wafer processing systems. Between 1989 and 1995, Mr. Morad was responsible for the development of new MRI systems at Elscint Medical Imaging in Israel, a medical imaging company. Mr. Morad holds a Master of Science degree in Mechanical Engineering from Ben Gurion University in Israel and completed his studies of Business Management in the Technion, Israel Institute of Technology.

William Steckel. Mr. Steckel has served as our Chief Financial Officer since June 2008. Immediately prior to joining DayStar, Mr. Steckel, served as Senior Vice President, Chief Financial Officer, and Treasurer of Norwood Promotional Products, a leading supplier of imprinted promotional products, since April 2006. From September 2003 to December 2005, Mr. Steckel served as President of Lambda Power, a global technology power supply manufacturer and a division of Invensys plc. From November 2001 to August 2003, Mr. Steckel served as Chief Financial Officer of Lambda Power. Mr. Steckel holds a Masters of Business Administration from Western Illinois University, and a Bachelor of Science in Industrial Management from Iowa State University. Mr. Steckel is a certified public accountant.

Robert E. Weiss. Mr. Weiss has served as our Chief Technology Officer since May 2007. He initially joined us in January 2006 as Director of the Equipment Development Group and served as our Vice President of Advanced Technologies from March 2006 to May 2007. From September 2005 to January 2006, he served as a consultant to us. From 1992 to 2005, he was with Intevac, Inc., a supplier of thin film deposition manufacturing equipment, most recently serving as Chief Technology Officer, where he led hardware and process development teams in commercializing tools used in the production of plasma and polysilicon displays, hard disks, and low light cameras. Mr. Weiss has a B.A. in English and Psychology from Grinnell College, Iowa.

Director Compensation

In 2007, non-employee directors received an annual fee of $6,000 per year payable quarterly in arrears, plus a $1,000 meeting fee for each meeting of the Board of Directors or a board committee meeting the director attended. In addition, upon election to the board, each non-employee director received a fully vested option to purchase 6,000 shares of our common stock under our 2006 Plan. For each completed year of service as a director, each non-employee director was granted a fully vested option to purchase 4,500 shares of our Common Stock. In addition to the above, the audit committee chairman and lead director each received an annual fee of $4,000 per year payable quarterly in arrears. The audit committee chairman received an additional $1,000 fee for each audit committee meeting held and the lead director received an additional $1,000 fee for each executive committee meeting held. In 2007, each of Messrs. Aldrich, Flannery, Graves, and Schecter and Mrs. Waters received additional fully vested options covering 40,000 shares of the Company’s Common Stock. These grants were made in recognition of the additional work and time commitment required of each director in connection with the Company’s 2007 financing activities.

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered to DayStar as directors during the year ended December 31, 2007:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Randolph A. Graves, Jr.	$33,500	$156,430	$189,930
Robert G. Aldrich	30,500	156,430	186,930
Steven Argabright(2)	21,500	198,035	219,535
Kevin S. Flannery	16,500	158,620	175,120
Richard Nevins	2,500	23,640	26,140
Kelly A. Waters	25,500	153,955	179,455
Scott M. Schecter	42,500	153,955	196,455
John R. Tuttle(3)	4,000	—	—

(1)	Represents fair market value of options granted during the year ended December 31, 2007, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our consolidated financial statements. At December 31, 2007, Dr. Graves owned 56,500 options, Dr. Aldrich owned 62,500 options, Mr. Flannery owned 46,000 options, Mr. Nevins owned 6,000 options, and Mrs. Waters and Mr. Schecter each owned 55,000 options. Mrs. Waters is not standing for re-election at the Annual Meeting, and her term will expire upon the Annual Meeting.
(2)	Mr. Argabright did not stand for re-election at the 2007 annual shareholder’s meeting.
(3)	Mr. Tuttle served as a director of DayStar until July 10, 2007.

Effective January 1, 2008, our director compensation policy was revised to be more reflective of the compensation practices of our peer companies. Under the revised policy, upon election to the board, non-employee directors receive an automatic grant of a fully vested option to purchase 10,000 shares of our common stock. Additionally, at the beginning of each fiscal year, each non-employee director receives a fully vested option to purchase 10,000 shares of our common stock and a grant of 10,000 fully vested shares of common stock. Both the stock options and unrestricted shares are subject to our 2006 Plan rules and Commission Rule 144, where applicable.

Under the current policy, each non-employee director receives an annual retainer of $15,000 payable quarterly in advance, plus a $1,000 meeting fee for each meeting of the Board of Directors or a committee thereof the director attends. In addition, the committee members receive retainers, payable quarterly in advance, as follows: 1) audit committee chairman, $6,000, and members, $3,000; 2) compensation committee chairman, $4,000, and members, $2,000; and 3) nominating and governance committee chairman $2,000 and members $1,000. The audit committee also receives meeting fees of $2,000 for the chairman and $1,000 for each member. The compensation, nominating and governance, and executive committee chairmen and members each receive $1,000 per meeting, payable quarterly in arrears. Under our new compensation policy, the chairman and lead director receive an additional annual retainer of $6,000. However, if one person is both chairman and lead director, this retainer is only paid once. These roles receive the same equity compensation, retainer and meeting fees as other board members for participation on the Board of Directors or one of its committees

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other compensation or personal benefits.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to DayStar during the year ended December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($)			Option Awards ($)			Non-Equity Incentive Plan Comp. ($)			All Other Comp. ($)			Total ($)
Stephan J. DeLuca Chief Executive Officer	2007 2006	$ $	254,039 146,154	$ $	— 659,425	(4)	$ $	742,900 33,200	(1) (1)	$ $	76,212 8,769	(2) (5)	$ $	47,268 48,201	(3) (6)	$ $	1,120,419 895,749

Raja H. Venkatesh Former Executive Vice President and Chief Financial Officer(7)	2007 2006	$ $	156,808 —	$ $	210,000 —	(4)	$ $	1,880,990 —	(1)	$ $	28,225 —	(2)	$ $	— —		$ $	2,276,023 —

Robert E. Weiss Chief Technology Officer	2007 2006	$ $	194,808 179,999	$ $	210,500 260,676	(4) (4)	$ $	760,000 21,580	(1) (1)	$ $	35,065 18,630	(2) (5)	$ $	5,451 2,605	(3) (6)	$ $	1,205,824 483,490

(1)	Represents fair market value of options granted during the years ended December 31, 2007 and 2006, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our consolidated financial statements contained in our Annual Report on Form 10-KSB filed with the Commission on March 31, 2008.

The material terms of each option grant to our named executive officers during the years ended December 31, 2007 and 2006 are as follows. Such option grants were made subject to the Company’s standard form of stock option agreement.

	No. of Shares	Date of Grant	Exercise Price	Vesting Schedule
Stephan J. DeLuca	5,000	6/19/2006	$8.77	One-fourth of the shares vest on the one year anniversary of the date of grant, and 1/48 vest each month thereafter.
	170,000	3/27/2007	$5.71	One-third of the shares vest each year, commencing one year from May 1, 2007.

Raja Venkatesh	383,306	5/9/2007	$4.20	One-third of the shares vest on the one year anniversary of the date of grant, and 1/36 vest each month thereafter. These options expired on July 31, 2008. (See note 7.)
	202,604	12/11/2007	$4.21	One-third of the shares vest on the one year anniversary of the date of grant, and 1/36 vest each month thereafter. These options expired on July 31, 2008. (See note 7.)

Robert Weiss	3,250	6/19/2006	$8.77	One-fourth of the shares vest on the one year anniversary of the date of grant, and 1/48 vest each month thereafter.
	200,000	10/4/2007	$4.94	One-third of the shares vest on January 1, 2008, one third vest on January 1, 2009, and one third vest on January 1, 2010.

(2)	Represents amounts earned as of December 31, 2007 under our 2007 management incentive plan which were paid in 2008. Each of our named executive officers participated in our management incentive plan (“MIP”), which is administered by the Compensation Committee. Each MIP participant is assigned an incentive award target, which is a percentage of annual salary and is earned based on the achievement of Company and individual performance goals. The individual performance goals for the Chief Executive Officer were approved by the Compensation Committee, and the Chief Executive Officer approved the individual performance goals for Messrs. Venkatesh and Weiss. MIP participants must be employed by the Company on the last business day of each fiscal year to qualify for payment under the MIP.
(3)	All other compensation for 2007 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
Stephan J. DeLuca	$10,228	$37,040
Raja H. Venkatesh	—	—
Robert E. Weiss	5,451	—

(4)	Represents the total fair market value on the date of grant of restricted stock granted during the years ended December 31, 2007 and 2006. Fiscal year 2007 restricted stock awards vest one-third per year beginning on the vesting commencement date. All fiscal year 2006 restricted stock grants vest one-fourth per year on the anniversary of the grant date. Amounts listed do not represent the actual current fair value of the shares granted.
(5)	Represents amounts earned under our 2006 management incentive plan which were paid in 2007. See note 2 above for information regarding the Company’s management incentive plan.
(6)	All other compensation for 2006 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
Stephan J. DeLuca	$4,091	$44,110
Raja H. Venkatesh	—	—
Robert E. Weiss	2,605	—

(7)	Mr. Venkatesh resigned as DayStar’s Chief Financial Officer effective on March 14, 2008.

Employment, Severance, and Change-in-Control Agreements

Each of our named executive officers serves at the discretion of our Board of Directors. Each named executive officer is entitled to participate in an annual bonus and management incentive program and to benefits offered to other similarly situated employees as established by the Board of Directors from time to time. The following section describes the agreements with our named executive officers as well as two executive officers who joined us in 2008.

Stephan J. DeLuca

We entered into an employment agreement with Stephan J. DeLuca as our Chief Operating Officer on April 10, 2006. His base salary was $200,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Dr. DeLuca was appointed Chief Executive Officer in November 2006 and on January 22, 2007, the compensation committee of the Board of Directors amended Dr. DeLuca’s employment agreement to formally reflect his new role with DayStar. Pursuant to the amendment, Dr. DeLuca will report directly to the Board of Directors and is entitled to receive an annual base salary of $250,000, an automobile allowance of up to $10,000, and shares of the Company’s common stock based on the achievement of milestones agreed upon by DayStar and Dr. DeLuca. Dr. DeLuca’s employment agreement contains the provisions described below in “Payments Upon Termination or Change in Control.”

Raja Venkatesh

Mr. Raja H. Venkatesh resigned from employment with us as Chief Financial Officer effective March 14, 2008. We entered into an agreement with Mr. Venkatesh setting forth terms of resignation; the payment of benefits; to accelerate the vesting of certain restricted shares and options; and severance pay of $283,000, which will be paid out over a twelve-month period.

Robert E. Weiss

On April 3, 2006, we entered into an employment agreement with Robert E. Weiss, as our Vice President, Equipment Division, effective on April 1, 2006. His base salary was $175,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Weiss was appointed Chief Technology Officer in May 2007. On July 22, 2008, the Compensation Committee approved a change in compensation for Mr. Weiss. Effective August 1, 2008, Mr. Weiss’s annual base salary increased to $285,000. Mr. Weiss’s employment agreement contains the provisions described below in “Payments Upon Termination or Change in Control.”

Ratson Morad

We entered into an employment agreement with Ratson Morad as our President and Chief Operating Officer on February 19, 2008. His base salary is $240,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Morad’s employment agreement contains the provisions described below in “Payments Upon Termination or Change in Control.”

William Steckel

We entered into an employment agreement with William Steckel as our Chief Financial Officer on June 25, 2008. His base salary is $240,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Steckel was appointed Secretary and Treasurer of the Company on August 1, 2008. Dr. Steckel’s employment agreement contains the provisions described below in “Payments Upon Termination or Change in Control.”

Payments Upon Termination or Change in Control

The Company and each named executive officer may terminate his employment at any time with or without “Cause” or “Good Reason.” If we terminate for “Cause,” the named executive officer’s obligations cease after a specific termination procedure process.

If we terminate a named executive officer’s employment without “Cause” or the named executive officer terminates for “Good Reason,” the named executive officer is entitled to one year base salary, plus the amount of incentive compensation paid in the prior year under the applicable incentive program (the “Regular Severance Payment”). In addition, the named executive officer would vest in the number of unvested warrants, options, or restricted stock then held by such officer that would vest in the twelve month period immediately following the cessation of such officer’s employment. Messrs. Morad and Steckel are also entitled to the foregoing benefits in the event that we terminate their employment without “Cause” or if they terminate for “Good Reason.” However, if the Company chooses not to renew their employment agreement and their employment ends on the last day of their contract term, they are entitled to a “Non-Renewal Severance Package,” which consists of payment of the product of the Regular Severance Payment multiplied by a fraction, (a) the numerator of which would be the number equal to fifty-two minus the number of full weeks from the date the officer had received notice that the

Company was not renewing his employment agreement until the last day of the term of the agreement, and (b) the denominator of which would be fifty-two. In addition, Messrs. Morad and Steckel would vest in the number of unvested warrants, options or restricted stock that would vest within ninety days of the employment termination date.

In the event that the employment agreement is terminated because of death, all obligations to the named executive officer immediately cease, except for benefits accrued to date. In the event of disability preventing the named executive officer from substantially performing his duties for 120 days during a 12 month period, we may terminate for “Cause.”

If the executive officer’s employment is terminated during the contract “Term” on or within thirteen months after a “Change in Control,” the executive officer is entitled to a multiple of the aggregate of (i) base salary plus (ii) for Messrs. DeLuca and Weiss, the maximum amount of incentive pay under the management incentive program, and for Messrs. Morad and Steckel, the target (at 100% goal attainment) amount of incentive pay under the management incentive program. In addition, all unvested warrants, options or restricted stock then held by executive, if any, shall vest automatically on the termination of executive’s employment. Dr. DeLuca’s multiple is 2.50, and Messrs. Morad, Steckel, and Weiss’s multiple is 2.0. A “change in control”, as defined, includes (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/or assets of the Company shall be controlled by another corporation, in either case where the continuing, surviving or other corporation both (i) is not directly or indirectly owned by holders of at least 50% of the combined voting power of the Company’s securities outstanding immediately prior to such consolidation or merger and (ii) does not have a board of directors approved by or consisting of more than one-half of the Company’s Board members as the Board was constituted immediately prior to the transaction; (B) a recapitalization (including an exchange of Company equity securities by the holders thereof), in either case, in which any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities having the right to vote in the election of directors and the Company does not have a board of directors approved by or consisting of more than one-half of the Company’s Board members as the Board was constituted immediately prior to the transaction; (C) any sale, lease, exchange or transfer (in one transaction or in a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries; D) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval; or (E) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities having the right to vote in the election of directors.

Each employment agreement contains a minimum twelve-month non-solicitation provision that restricts each named executive officer from directly or indirectly soliciting our current employees to terminate their employment with the Company. Certain of the agreements governed by New York law contain additional restrictions.

Under the agreements the parties are compelled to engage in arbitration to resolve any disputes, except with respect to certain suits to enforce provisions protecting the Company’s confidential information, intellectual property and restricting the solicitation of employees.

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2007.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options(#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)
	Exercisable	Unexercisable
Stephan J. DeLuca	56,667	113,333	(1)	—	5.71	3-27-2017	—		—
	1,875	3,125	(2)	—	8.77	6-19-2016	—		—
	—	—		—	—	—	37,500	(3)	234,375	(4)
	—	—		—	—	—	1,875	(5)	11,719	(4)

Raja H. Venkatesh*	—	383,306	(6)	—	4.20	7-31-2008	—		—
	—	202,604	(7)	—	4.21	7-31-2008	—		—
	—	—		388,676	—	—	—		—
	—	—		—	—	—	50,000	(8)	312,500	(4)

Robert E. Weiss	—	200,000	(9)	—	4.94	10-4-2017	—		—
	1,219	2,031	(2)	—	8.77	6-19-2016	—		—
	—	—		—	—	—	50,000	(10)	312,500	(4)
	—	—		—	—	—	11,250	(11)	70,313	(4)
	—	—		—	—	—	10,594	(5)	66,213	(4)

*	Mr. Venkatesh resigned as DayStar’s Chief Financial Officer effective on March 14, 2008.
(1)	Stock options vest one-third per year beginning on May 1, 2007.
(2)	Stock options vest one-fourth after one year from June 19, 2006, the date of grant, with monthly vesting thereafter.
(3)	Restricted stock award vests one-fourth per year commencing one year from April 10, 2006, the award date.
(4)	Based on closing price of DayStar’s common stock on December 31, 2007 of $6.25.
(5)	Restricted stock award vests one-fourth per year commencing one year from June 19, 2006, the award date.
(6)	Stock options vest one-third after one year from May 9, 2007, the date of grant, with monthly vesting thereafter.
(7)	Stock options vest one-third after one year from December 11, 2007, the date of grant, with monthly vesting thereafter.
(8)	Restricted stock award vests one-third per year commencing one year from May 9, 2007, the award date.
(9)	Stock options vest one-third on January 1, 2008, one-third on January 1, 2009, and one-third on January 1, 2010.
(10)	Restricted stock award vests one-third per year commencing on April 1, 2008.
(11)	Restricted stock award vests one-fourth per year commencing one year from January 2, 2006, the award date.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of June 30, 2008, with respect to the beneficial ownership of our Common Stock by each person who is known to us to be the beneficial owner of more than five percent of our outstanding Common Stock, by each nominee for director, by the named executive officers, and by all directors and executive officers as a group. The information contained in this beneficial ownership table for five percent (5%) stockholders is based on Form 13D, 13G, or other filings with the Commission available through www.sec.gov/edgar as of July 31, 2008. Unless otherwise indicated, each person has sole voting power and sole investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent Ownership(1)
Directors and Named Executive Officers(2):
Stephan J. DeLuca, Chief Executive Officer(3)	318,542	1.0
Raja H. Venkatesh, Former Chief Financial Officer(4)	50,000	*
Robert E. Weiss, Chief Technology Officer(5)	306,113	*
Robert G. Aldrich(6)	82,500	*
Kevin S. Flannery(7)	110,000	*
Randolph A. Graves, Jr.(8)	90,500	*
Richard Nevins(9)	33,000	*
Scott M. Schecter(10)	75,000	*
Kelly A. Waters*(11)	75,300	*

All directors and executive officers as a group (10 persons)(12)	1,390,955	4.1

5% Stockholders:
LC Capital Master Fund, Ltd.(13)	5,050,203	15.2
Quercus Trust(14)	2,897,170	8.7
Capital Ventures International(15)	2,499,400	5.6

*	Mrs. Waters is not standing for re-election at the Annual Meeting, and her term will expire upon the Annual Meeting.
*	Less than one percent.
(1)	Percent ownership based on 33,263,862 shares of common stock outstanding as of June 30, 2008.
(2)	Except as otherwise indicated, each officer and director can be reached at DayStar Technologies, Inc., 2972 Stender Way, Santa Clara, CA 95054.
(3)	Includes vested options to purchase 116,042 shares of common stock exercisable within 60 days of June 30, 2008 and 176,250 shares of restricted common stock subject to a right of repurchase by our company.
(4)	Mr. Venkatesh resigned as DayStar’s Chief Financial Officer effective on March 14, 2008. As of June 30, 2008, his beneficial ownership included vested options to purchase 448,220 shares of common stock which expired on July 31, 2008.
(5)	Includes vested options to purchase 70,188 shares of common stock exercisable within 60 days of June 30, 2008 and 235,925 shares of common stock subject to a right of repurchase by our company.
(6)	Includes vested options to purchase 72,500 shares of common stock exercisable within 60 days of June 30, 2008.
(7)	Includes vested options to purchase 56,000 shares of common stock exercisable within 60 days of June 30, 2008.
(8)	Includes vested options to purchase 66,500 shares of common stock exercisable within 60 days of June 30, 2008.
(9)	Includes vested options to purchase 16,000 shares of common stock exercisable within 60 days of June 30, 2008.

(10)	Includes vested options to purchase 65,000 shares of common stock exercisable within 60 days of June 30, 2008.
(11)	Includes vested options to purchase 65,000 shares of common stock exercisable within 60 days of June 30, 2008.
(12)	Does not include the shares of Mr. Venkatesh who was not a DayStar employee as of June 30, 2008.
(13)

Represents 4,575,183 shares of common stock beneficially owned by LC Capital Master Fund, Ltd. and 475,020 shares of common stock beneficially owned by LC Capital/Capital Z SPV, L.P. LC Capital Master Fund and LC Capital/Capital Z SPV, L.P. have shared voting and dispositive power over all such shares. The address of LC Capital Master Fund, Ltd. is 680 Fifth Avenue, 12th Floor, New York, New York 10019.

(14)	Represents shares of common stock beneficially owned by David Gelbaum and Monica Chavez as co-trustees of the Quercus Trust. Each of David Gelbaum and Monica Chavez has shared voting and dispositive power over the 2,897,170 shares. The address of the Quercus Trust is 2309 Santiago Drive, Newport Beach, California 92660.
(15)	Represents shares of common stock beneficially owned by Capital Ventures International and Heights Capital Management, Inc., which have shared voting and dispositive power over all such shares. The address of Capital Ventures International is One Capitol Place, P.O. Box 1787 GT, Grand Cayman, Cayman Islands, British West Indies.

CODE OF ETHICS

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics can be found under the heading “Policy on Business Ethics” on our website at www.daystartech.com/investors.cfm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons were complied with, except two stock option grants, one to each of Dr. Graves and Dr. Aldrich, were reported late on Form 4.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

William Steckel

Secretary

Dated: August [    ] , 2008

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DAYSTAR TECHNOLOGIES, INC.

1. DAYSTAR TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

2. FIRST: The name of the Corporation is DAYSTAR TECHNOLOGIES, INC.

3. SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is February 19, 1997.

4. THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

Article 4.1 shall be amended and restated to read in its entirety as follows:

“4.1 Authorized Shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, “common stock” and “preferred stock.” The total number of shares which the Corporation is authorized to issue is one hundred twenty three million shares (123,000,000) shares, one hundred twenty million (120,000,000) shares of which shall be common stock, $.01 par value per share, and three million (3,000,000) shares of which shall be preferred stock, $.01 par value per share.

5. FOURTH: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, DAYSTAR TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this                 day of                 , 2008.

DAYSTAR TECHNOLOGIES, INC.

By:
Stephan DeLuca, Chief Executive Officer

A-2

Appendix B

DAYSTAR TECHNOLOGIES, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 29, 2006

APPROVED BY THE STOCKHOLDERS: JUNE 19, 2006

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: AUGUST 1, 2008

APPROVED BY THE STOCKHOLDERS: [                , 2008]

TERMINATION DATE: JULY 31, 2018

1.	GENERAL.

(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

(d) Awards Granted Prior to Effective Date. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan, as amended and restated on the Effective Date. Except as expressly set forth in Section 9(f) below, all outstanding stock awards granted under the Plan prior to the Effective Date shall remain subject to the terms of the Plan prior to the amendment and restatement thereof on the Effective Date and the applicable award agreement.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for a nominal cash payment of consideration as necessary to effect a cancellation of the Award.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed ten million, nine hundred fifty thousand (10,950,000) shares. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award have been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of

Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be ten million, nine hundred fifty thousand (10,950,000) shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than one million two hundred thousand (1,200,000) shares of Common Stock.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such awards are Incentive Stock Options). Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. In the event that the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or Disability, upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, a Change in Control, or upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement) any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the

Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) shall not exceed one million two hundred thousand (1,200,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 6(c)(i) shall not exceed five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards, portions thereof, or with respect to all Participants.

(e) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

(f) Section 280G Reduction. Unless otherwise provided in an employment or severance rights agreement between the Company and a Participant, if any payment or benefit (including payments and benefits pursuant to this Plan) that a Participant would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall make a payment of only a part of the Payment so that the Participant receives the largest set of payments and benefits possible without the imposition of the Excise Tax (a “Reduced Payment”). For purposes of this determination, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, (i) the Participant shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order: (1) reduction of other cash payments (if any); (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits (if any) paid to the Participant. In the event that acceleration of compensation from the Participant’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant.

The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 9(f). If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

This Section 9(f) shall supersede the application of Article 17 of the Plan as in existence prior to the Effective Date for any Participant who accepts an Award under this Plan on or after the Effective Date unless expressly provided otherwise in the applicable Award Agreement.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board pursuant to Section 2(b)(v), the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is amended and restated by the Board, or (ii) the date the Plan, as amended and restated, is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” means with respect to a Participant, the occurrence of any of the following events: (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board or its designee. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or any Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause. The determination that a termination of the Participant’s Continuous

Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Cause (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Cause or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, as well as any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means DayStar Technologies, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the date of the annual meeting of the Company’s stockholders that occurs in 2008 but only if the Plan, as amended and restated, is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin; (ix) operating income; (x) income (before or after taxes); (xi) operating income; (xii) operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) capital expenditures; (xxix) debt levels; and (xxx) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

With respect to any criteria listed above, the Board may adjust the definition of the criteria by providing that such criteria shall apply on either a net or gross basis, if applicable, and excluding elements of the criteria or including an additional element, provided the achievement or non-achievement of the resulting criteria can be objectively determined by the financial information collected by the Company in the preparation of its financial reports. For example, the income criteria could be net income, and modified to exclude the net income of a division of the Company. Also by way of example, the earnings before interest, taxes, depreciation and amortization could be modified to take into account one of the aforementioned excluded elements in the calculation of this criterion. Furthermore, a criteria could be created that compares the Company’s performance in a criteria listed above to the approved budget for such criteria or to the performance over the same performance period of a pre-selected group of companies or a pre-selected index. Notwithstanding the foregoing, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this DayStar Technologies, Inc. 2006 Amended and Restated Equity Incentive Plan.

(pp) “Resignation for Good Reason” means the Participant has resigned from all positions he or she then-holds with the Company (or any successor thereto):

(i) because one of the following actions has been taken:

(1) there is a material diminution of Participant’s authority, including but not limited to decision-making authority, duties, or responsibilities;

(2) there is a material reduction in the Participant’s annual base salary;

(3) the Participant is required to relocate his or her primary work location to a facility or location that would increase the Participant’s one way commute distance by more than twenty-five (25) miles from the Participant’s primary work location as of immediately prior to such change;

(4) there is a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(5) there is a material diminution in the budget over which the Participant retains authority;

(6) the Company materially breaches its obligations under this Plan or any then-effective written employment agreement with the Participant; or

(7) any acquirer, successor or assign of the Company fails to assume and perform, in all material respects, the obligations of the Company hereunder; and

(ii) the Participant provides written notice to the Company’s General Counsel within sixty (60) days immediately following such action; and

(iii) such action is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and

(iv) the Participant’s resignation is effective not later than sixty (60) days after the expiration of such thirty (30) day cure period.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

PROXY

DayStar Technologies, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 22, 2008

Solicited on Behalf of the Board of Directors of the Company

PROXY

The undersigned hereby appoints Stephan J. DeLuca and William Steckel as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DayStar Technologies, Inc. to be held on Monday, September 22, 2008 beginning at 11:00 A.M. local time at 7777 Gateway Blvd., Newark, California, and at any adjournments or postponements thereof:

1. ELECT SIX DIRECTORS:

☐	VOTE FOR all nominees listed (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Randolph A. Graves, Jr.	Stephan J. DeLuca	Robert G. Aldrich

Kevin S. Flannery	Richard Nevins	Scott M. Schecter

2. APPROVE THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 60,000,000 to 120,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

☐ FOR	☐ AGAINST	☐ ABSTAIN

é	DETACH PROXY CARD HERE	é
Please Detach Here

é	You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope	é

DAYSTAR TECHNOLOGIES, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 60,000,000 TO 120,000,000, FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN, AND FOR RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: _______________, 2008

Signature or Signatures

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE VOTE, SIGN, AND RETURN THE
ABOVE PROXY.